UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2011 (January 31, 2011)

CORPORATE RESOURCE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30734	80-0551965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Broadway, 11th Floor, New York, NY		10038
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(646) 443-2380

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2011, Corporate Resource Services, Inc. (the “Company”) appointed Frank Vaccaro as President of Sales.  Mr. Vaccaro, age 54, previously served as the Chief Executive Officer and President of Diamond Staffing Inc. (which entity was acquired by the Company on January 31, 2011) since January 2009, and in February 2010 was appointed as the Company’s Senior Vice President of Sales, a position that he filled in a part-time capacity.  Mr. Vaccaro was not paid by the Company for his part-time service as an officer, but instead was compensated by Diamond Staffing for such service.  Beginning in 2003 through December 2008, Mr. Vaccaro was President and the primary shareholder of a national staffing company, also named Diamond Staffing, Inc.

In connection with the appointment of Mr. Vaccaro as President of Sales, the Company entered into an employment agreement with him dated January 31, 2011.  The employment agreement provides for an initial term of employment of five years, with an additional renewal period of three years unless either the Company or Mr. Vaccaro shall have delivered prior written notice to the other at least 60 days in advance of completion of the initial five year term. During the first year of employment, Mr. Vaccaro shall receive an annual salary of approximately $1,125,000, and during the remaining period of employment, Mr. Vaccaro shall receive an annual salary of $750,000.

Mr. Vaccaro’s employment agreement provides that for each year that he remains employed through the end of the Company’s fiscal year, he shall receive a bonus equal to 0.1% of the amount that (i) the aggregate amount of revenue received by the Company’s subsidiaries (the “Company Revenues”) (other than any newly acquired businesses during the fiscal year of acquisition, if acquired after January 31, 2011) during the applicable fiscal year exceeds the aggregate amount of revenue received by such subsidiaries during the immediately preceding fiscal year (the “Threshold”), and (ii) with respect to any newly acquired businesses during the fiscal year of acquisition, acquired after January 31, 2011, the revenue generated by such business after the date of acquisition in the amount that it exceeds a pro-rated amount of such new business’ revenue in the twelve month period prior to the acquisition by the Company.  Notwithstanding the foregoing, for purposes of determining Mr. Vaccaro’s bonus during fiscal year 2011, (a) the Threshold shall include (1) all of the revenues received by Corporate Resource Development Inc. and Insurance Overload Services, Inc. (the businesses of which two companies were acquired during the Company’s 2010 fiscal year) during the period of October 1, 2009 through September 30, 2010, whether received by such entities or their predecessors before or after the acquisition of each such entities’ business, and (2) all of the revenues received by the predecessors of Integrated Consulting Group, Inc. (“ICG”) and Diamond Staffing Services, Inc. (“DSS”), the business of which two companies were acquired during the Company’s 2011 fiscal year, during the period of October 1, 2009 and September 30, 2010, (b) the Company Revenues shall include all revenues received by ICG and DSS during the period October 1, 2010 through September 30, 2011, whether received by such entities or their predecessors before or after the acquisition of each such entities’ business; and for fiscal year 2012, the Threshold shall include all of the revenues received by ICG and DSS during the period October 1, 2010 through September 30, 2011, whether received by such entities or their predecessors before or after the acquisition of each such entity’s business.

Mr. Vaccaro’s employment agreement also provides that he shall receive an initial grant of 750,000 shares of the Company’s common stock prior, $0.0001 per share, to March 2, 2011, annual reimbursement for a $5,000,000 personal life insurance policy, a car allowance of $2,500 per month and four weeks paid vacation per year.

Mr. Vaccaro’s employment agreement provides that it will be terminated by his death and may be terminated by the Company upon his disability or for “cause” (as defined below).  Upon termination of Mr. Vaccaro’s employment upon his disability or if the termination of his employment is deemed “without cause” (as defined below), Mr. Vaccaro shall be entitled to receive, (i) his salary for the remainder of the initial year if the termination occurs within the first year of Mr. Vaccaro’s employment, and (ii) $750,0000 if the termination occurs after the first year of his employment, in each case payable over a twelve month period (the “Severance Period”), less applicable taxes and withholding.  The Company shall also pay to or on behalf of Mr. Vaccaro during the Severance Period the premium cost for COBRA continuation of family medical insurance coverage, the premium for his life insurance policy and the car allowance.  Mr. Vaccaro’s receipt of the severance benefits indicated above following termination for disability or “without cause” will be contingent upon his execution of a separation and release agreement in favor of the Company, its directors, executives, employees, agents, shareholders and each of their affiliates for claims arising out of his employment and separation.

The Company shall have “cause” for termination of Mr. Vaccaro (i) if he is convicted of a felony or a crime involving fraud, dishonesty or moral turpitude (as determined by the Company’s board of directors in good faith); (ii) as a result of Mr. Vaccaro’s failure or refusal to perform his duties, subject to Mr. Vaccaro having been given prior written notice thereof and not have cured such deficiency in his performance within twenty days, provided that no cure period is required if the Company’s board of directors determines that such refusal or misconduct is not susceptible to reasonable cure; (iii) as a result of the breach by Mr. Vaccaro of covenants of confidentiality, non-competition with the Company and non-interference with customers and suppliers of the Company, which covenants are set forth in his employment agreement.

Mr. Vaccaro will be deemed to have been terminated “without cause” if (i) the Company breaches a material obligation to Mr. Vaccaro under his employment agreement; (ii) the Company terminates Mr. Viccaro’s employment prior to the end of the term under the employment agreement other than as a result of death, disability or for “cause”; or (iii) the Company assigns duties to Mr. Vaccaro which are not consistent with his role as President of Sales, or requires that he report to anyone other than the Company’s Chief Executive Officer or board of directors, provided that in each case (x) he gives the Company notice within 90 days of his knowledge of any such action or event that he intends to terminate his employment “without cause”, (y) the Company does not reasonably cure such event or action within thirty days of delivery of the notice, and (z) he resigns his employment within sixty days after the date of delivery of such notice.

Item 9.01             Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Employment Agreement, dated as of January 31, 2011, by and between Corporate Resource Services, Inc. and Frank Vaccaro

99.1	Corporate Resource Services, Inc. Press Release, distributed February 1, 2011

3

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corporate Resource Services, Inc.

By:	/s/ Jay H. Schecter
Name: Jay H. Schecter
Title: Chief Executive Officer

Dated:  February 1, 2011

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Employment Agreement, dated as of January 31, 2011, by and between Corporate Resource Services, Inc. and Frank Vaccaro

99.1	Corporate Resource Services, Inc. Press Release, distributed February 1, 2011